UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 27, 2011
Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) Amendment to Certificate of Incorporation
On March 9, 2011, the Board of Directors of Cerner Corporation (the “Company”) adopted resolutions to amend and on May 27, 2011, the shareholders of the Company approved the proposals to amend the Second Restated Certificate of Incorporation of the Company dated December 5, 2003 (the “Certificate of Incorporation”) to: i) increase the number of Authorized Shares of Common Stock from 150,000,000 to 250,000,000 and ii) to eliminate the Series A Preferred Stock.
The Certificates of Amendment, effective May 27, 2011, are attached as Exhibits 3.1 and 3.2 to this report and are incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its Annual Shareholders’ Meeting on May 27, 2011. The shareholders considered and voted on eight proposals submitted for shareholder vote, each of which is described in detail in the Company’s 2011 Proxy Statement. The following is a brief description of the matters voted on at the Annual Shareholders’ Meeting and the final results of such voting:
Proposal No. 1 - The election of three Class I Directors: John C. Danforth, Neal L. Patterson and William D. Zollars, each to serve for a three year term, and one Class III Director: Denis A. Cortese, M.D., to fill the vacant Class III Director seat and to serve the remaining two years of the Class III term, until May 2013:
Final Results: John C. Danforth, Neal L. Patterson and William D. Zollars have been elected as Class I Directors and Denis A. Cortese, M.D. has been elected as a Class III Director.

				Broker
	For	Withheld	Abstentions	Non-votes

Denis A. Cortese, M.D.	69,716,870	187,177	110,175	7,650,642
John C. Danforth	69,451,438	482,028	80,756	7,650,642
Neal L. Patterson	68,877,450	1,084,037	52,735	7,650,642
William D. Zollars	68,984,961	918,347	110,914	7,650,642
Proposal No. 2 - The ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for 2011:
Final Results: The shareholders ratified the appointment of KPMG LLP as independent registered public accounting firm of the Company for 2011.

	For	Against	Abstain

KPMG LLP	76,812,659	748,885	103,320
Proposal No. 3 — An advisory vote on the compensation of the Company’s Named Executive Officers:
Final Results: The shareholders have provided a nonbinding advisory vote in favor of the compensation of the Company’s Named Executive Officers.

				Broker
	For	Against	Abstain	Non-votes

Advisory Vote on the Compensation of the Company’s Named Executive Officers	68,874,383	1,018,800	121,039	7,650,642
Proposal No. 4 — An advisory vote on the frequency of an advisory vote on the compensation of the Company’s Named Executive Officers:
Final Results: The shareholders have provided a nonbinding advisory vote in favor of a frequency of “every year” for an advisory vote on the compensation of the Company’s Named Executive Officers.

					Broker
					Non-
	1 Year	2 Years	3 Years	Abstain	votes

Advisory Vote on the Frequency of an Advisory Vote on the Compensation of the Company’s Named Executive Officers	63,084,241	225,457	6,645,547	58,977	7,650,642
Proposal No. 5 — Approval of the Cerner Corporation 2011 Omnibus Equity Incentive Plan:
Final Results: The Company’s 2011 Omnibus Equity Incentive Plan has been approved by the shareholders.

				Broker
	For	Against	Abstain	Non-votes

2011 Omnibus Equity Incentive Plan	66,315,525	3,583,346	115,351	7,650,642

Proposal No. 6 — Approval of an increase in the total number of shares available for purchase under the Company’s Associate Stock Purchase Plan:
Final Results: An amendment to the Company’s Associate Stock Purchase Plan, increasing the number of shares available for purchase, has been approved by the shareholders.

				Broker
	For	Against	Abstain	Non-votes

Increase in the number of shares available for purchase under the Company’s Associate Stock Purchase Plan from 2,000,000 to 4,000,000	69,651,526	299,930	62,766	7,650,642
Proposal No. 7 — Approval to increase the number of Authorized Shares of Common Stock under the Company’s Certificate of Incorporation:
Final Results: The shareholders have approved an increase in the number of Authorized Shares of Common Stock under the Company’s Certificate of Incorporation.

	For	Against	Abstain

Increase in the number of Authorized Shares of Common Stock from 150,000,000 to 250,000,000	67,559,866	9,975,577	129,421
Proposal No. 8 — Elimination of the Series A Preferred Stock under the Company’s Certificate of Incorporation:
Final Results: The shareholders have approved the elimination of the Series A Preferred Stock under the Company’s Certificate of Incorporation.

				Broker
	For	Against	Abstain	Nonvotes

Elimination of the Series A Preferred Stock	59,876,871	10,017,241	120,110	7,650,642
Item 8.01. Other Events.
On May 27, 2011, the Board of Directors of the Company approved a two-for-one split of its common stock in the form of a stock dividend, payable on or about June 24, 2011 to shareholders of record as of June 15, 2011. Upon completion of the split, the total number of shares of common stock outstanding will increase from approximately 84.4 million outstanding shares to approximately 168.8 million outstanding shares.

The Company issued a press release regarding the two-for-one stock split, which is annexed hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
3.1	Certificate of Amendment dated May 27, 2011 to the Second Restated Certificate of Incorporation of Cerner Corporation

3.2	Certificate of Amendment dated May 27, 2011 to the Second Restated Certificate of Incorporation of Cerner Corporation

99.1	Press Release of Cerner Corporation dated May 31, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION
Date: May 31, 2011	By:	/s/ Michael R. Battaglioli
Michael R. Battaglioli
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Amendment dated May 27, 2011 to the Second Restated Certificate of Incorporation of Cerner Corporation

3.2	Certificate of Amendment dated May 27, 2011 to the Second Restated Certificate of Incorporation of Cerner Corporation

99.1	Press Release of Cerner Corporation dated May 31, 2011

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